CERTIFICATION
                     PURSUANT TO AND IN CONNECTION WITH THE
                          ANNUAL REPORTS ON FORM 10-KSB
TO BE FILED UNDER SECTIONS 13 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934,
                                   AS AMENDED

I, Evan Schwartzberg, Chief Financial and Accounting Officer of On the Go Healthcare, Inc. (the "Registrant"), certify that:

     1. I have reviewed this annual report on Form 10-KSB of the Registrant for the fiscal year ending July 31, 2002;

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this annual report.


     Date:  October 15, 2002             /s/ Evan Schwartzberg
                                         ---------------------
                                         Evan Schwartzberg
                                         Chief Financial and Accounting Officer
                                         of On the Go Healthcare, Inc.


     Note: The above certificate is for an annual report for the period ending prior to August 29, 2002. Pursuant to and in accordance with the transition rules promulgated by the Securities and Exchange Commission, paragraphs 4,5 and 6 of the form of certification required under Sections 13 and 15(d) of the Securities and Exchange Act of 1934, as amended, have been excluded from the above certificate

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